UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7405 Tecumseh Rd, Suite 300, Windsor, Ontario, Canada N8T1G2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (519) 419-4958

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 7, 2018, the Board of Directors of CEN Biotech, Inc. (the “Company”) elected Dr. Usamakh Saadikh to serve as a director of the Company, effective June 7, 2018, until the Company’s next annual meeting of stockholders.

Dr. Usamakh Saadikh, age 53, is a member of our Board of Directors and the Vice President of International Business Development since June 2018. Dr. Saadikh has developed many government and business contacts throughout the Middle East and Europe over the past 25 plus years. His skills and relationships are important for CEN Biotech’s international strategy. Since August 2017, Dr. Saadikh has been employed with Eastern Starr Canada, a wholly owned subsidiary of CEN Biotech, in an advisory role, making important introductions related to the development of future opportunities for CEN Biotech. In June 2014, Dr. Saadikh co-founded CEN Biotech Ukraine LLC where he focused on the formation of the company. Prior to 2014, Dr. Saadikh was the general manager of the International Trade Company based in Kiev, Ukraine. Dr. Saadikh holds a BA and a PhD from Moscow Institute of Applied Biotechnology. Dr. Saadikh’s extensive international experience and long-standing relationships with business and governmental contacts make him an ideal addition to the Board of Directors and executive team.

As compensation for his role as a Director, Dr. Saadikh will receive 20,000 shares of common stock of the Company.

Transactions with Related Persons

Controlling Interest Purchase Agreement

On December 14, 2017, the Company entered into a Controlling Interest Purchase Agreement (the “Agreement”) with Mr. Bill Chaaban, the Company’s Chairman and President, and Dr. Saadikh (the “Sellers”).

Under the terms of the Agreement, the Company will acquire (the “Acquisition”) 51% of the outstanding equity interests in Cen Biotech Ukraine, a corporation that is organized and has its principal offices in Ukraine. The consideration will be paid by issuing common shares of the Company. The Agreement, which is subject to certain conditions, has not closed as of June 12, 2018. Consummation of the Acquisition is subject to the conditions specified in the Agreement, including the receipt by the Company of the audited financial statements of Cen Ukraine, prepared in accordance with U.S. GAAP. The Company will issue an aggregate 8,250,000 shares of common stock as consideration for the Acquisition, 50% to each of the Sellers. The Acquisition has been valued by the parties at $330,000,000. The Acquisition was unanimously approved by the independent members of the Board of Directors of the Company.

Advisory Services - Eastern Starr Canada

Since August 2017, Dr. Saadikh has been employed with Eastern Starr Canada, a wholly owned subsidiary of the Company. In connection with his employment, Dr. Saadikh received a total compensation of $29,073 in 2017 and receives monthly payments of $7,000 in 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2018

CEN BIOTECH, INC.

By:	/s/ Joseph Byrne
Joseph Byrne Chief Executive Officer